UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

Myers Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1293 South Main Street, Akron, Ohio 44301

(Address of Principal Executive Offices, and Zip Code)

(330) 253-5592

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MYE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2024 Employee Stock Purchase Plan

On April 25, 2024, Myers Industries, Inc. (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company approved the 2024 Myers Industries, Inc. Employee Stock Purchase Plan (the “2024 ESPP”). Under the 2024 ESPP, eligible employees may purchase common stock in the Company. A total of 500,000 shares of the Company’s common stock may be purchased under the 2024 ESPP. The 2024 ESPP will be effective October 1, 2024, and will be administered by the Compensation and Management Development Committee of the Board of Directors, and will expire on September 30, 2034.

The foregoing summary of the 2024 ESPP is qualified in its entirety by reference to the detailed summary of the 2024 ESPP set forth in the section “Proposal No. 2 – Approval of the 2024 Myers Industries, Inc. Employee Stock Purchase Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2024 (the “Proxy Statement”) and to the full text of the 2024 ESPP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2024 Long-Term Incentive Plan

At the Annual Meeting, the shareholders of the Company also approved the Company’s 2024 Long-Term Incentive Plan (the “2024 LTIP”). Under the 2024 LTIP, the Company may grant equity-based incentive awards to non-employee directors, officers, and other eligible participants. A total of 2,500,000 shares of the Company’s common stock are reserved for issuance under the 2024 LTIP. The awards available for grant under the 2024 LTIP include stock options, stock appreciation rights, restricted shares of common stock, and restricted stock units. The 2024 LTIP will be administered by the Compensation and Management Development Committee of the Board of Directors and will expire on April 25, 2034.

The foregoing summary of the 2024 LTIP is qualified in its entirety by reference to the detailed summary of the 2024 LTIP set forth in the section “Proposal No. 3 – Adopt the Myers Industries, Inc. 2024 Long-Term Incentive Plan” in the Proxy Statement and to the full text of the 2024 LTIP, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As of the close of business on March 1, 2024, the record date for the Annual Meeting, 36,867,874 common shares were outstanding and entitled to vote. At the Annual Meeting, 33,987,335, or approximately 92.18%, of the outstanding common shares entitled to vote were represented in person or by proxy, including 957,569 broker non-votes. At the Annual Meeting, the shareholders of the Company voted as set forth below on the following proposals, each of which is described in detail in the Company’s Proxy Statement.

Proposal No. 1. Election of Directors.

The Company’s shareholders elected, with the respective votes set forth opposite their names, the following persons to the Company’s Board of Directors to hold office until the 2025 annual meeting of shareholders or until their successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Vote
Yvette Dapremont Bright	32,099,198	773,007	157,561	957,569
Ronald M. De Feo	32,684,678	301,606	43,482	957,569
William A. Foley	31,967,018	896,227	166,521	957,569
Jeffrey Kramer	30,324,172	2,691,558	14,036	957,569
F. Jack Liebau, Jr.	31,942,956	1,040,593	46,217	957,569
Bruce M. Lisman	32,102,266	876,850	50,650	957,569
Lori Lutey	32,812,512	210,516	6,738	957,569
Michael McGaugh	32,771,966	251,555	6,245	957,569

Proposal No. 2. Adopt 2024 Employee Stock Purchase Plan.

The Company’s shareholders approved the adoption of the 2024 Myers Industries, Inc. Employee Stock Purchase Plan. Voting results on this proposal were as follows:

For	32,928,293
Against	82,173
Abstain	19,300
Broker Non-Vote	957,569

Proposal No. 3. Adopt 2024 Long-Term Incentive Plan.

The Company’s shareholders approved the adoption of the Myers Industries, Inc. 2024 Long-Term Incentive Plan. Voting results on this proposal were as follows:

For	31,953,588
Against	1,044,427
Abstain	31,751
Broker Non-Vote	957,569

Proposal No. 4. Advisory Vote to Approve Executive Compensation.

The Company’s shareholders, by adopting a non-binding advisory resolution, approved the 2023 compensation of the Company’s named executive officers, with 99% of the total shares voted being cast “for” the proposal. Voting results on this proposal were as follows:

For	32,680,969
Against	331,941
Abstain	16,856
Broker Non-Vote	957,569

Proposal No. 5. Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024. Voting results on this proposal were as follows:

For	33,600,720
Against	371,680
Abstain	14,935
Broker Non-Vote	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	2024 Myers Industries, Inc. Employee Stock Purchase Plan
10.2	Myers Industries, Inc. 2024 Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

By:	/s/ Grant E. Fitz
Grant E. Fitz
Executive Vice President and Chief Financial Officer

Date: April 25, 2024